EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces First Quarter 2016 Financial Results

MIDVALE, Utah, May 24, 2016 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks ended April 30, 2016.

For the thirteen weeks ended April 30, 2016:

  Net sales increased by 9.0% to $151.6 million from $139.2 million in the first quarter of fiscal year 2015. Same store sales decreased by 2.2% over the same period.

  Income from operations increased to $2.4 million from $1.2 million in the first quarter of fiscal year 2015. Adjusted income from operations, which excludes expenses related to the Company’s secondary offering in April 2016 (see “GAAP and Non-GAAP Measures”), increased to $2.5 million as compared to $1.2 million in the first quarter of fiscal year 2015.

  The Company opened three new stores in the first quarter of fiscal 2016 and ended the quarter with 67 stores in 20 states, a unit increase of 17.5% from the end of the first quarter of fiscal 2015.

  Interest expense increased to $3.6 million from $3.5 million in the first quarter of fiscal year 2015.

  Net income was $0.3 million compared to a net loss of ($1.4) million in the first quarter of fiscal year 2015. Adjusted net loss, which excludes secondary offering expenses as well as prior-year tax credits (see “GAAP and Non-GAAP Measures”), was ($0.1) million compared to adjusted net loss of ($1.4) million for the first quarter of fiscal year 2015.

  Diluted earnings per share was $0.01 compared to diluted loss per share of ($0.03) in the first quarter of fiscal year 2015. Adjusted diluted loss per share (see "GAAP and Non-GAAP Measures"), was ($0.00) compared to adjusted diluted loss per share of ($0.03) in the first quarter of fiscal year 2015.

  Adjusted EBITDA was $7.4 million compared to $5.4 million in the first quarter of fiscal year 2015 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "We are pleased with our first quarter revenue performance which, when adjusting for a revision in revenue presentation, was within our guidance. Our adjusted earnings per share also came in within our guidance range, continuing our consistent track record of meeting or exceeding our outlook. Once again, our company’s operating discipline and local market focus enabled us to quickly adapt to changing market conditions, including both the continued strength in firearms as well as the continued weather headwinds which impacted performance in our apparel areas, demonstrating the strength of our business model and our execution on an everyday basis.”

Mr. Schaefer continued, “While we have changed our presentation as it relates to hunting and fishing license sales from a gross revenue basis to a net revenue basis, this revision has had no impact on our gross margin dollars and net income. We are adjusting our annual sales guidance to conform to this revision in revenue presentation.”

Balance sheet highlights as of April 30, 2016:

  Total debt: $198.6 million compared to $180.3 million at the end of fiscal year 2015. The $198.6 million of total debt as of April 30, 2016 consists of $63.3 million outstanding under the Company’s revolving credit facility and $135.3 million outstanding under the term loan, net of unamortized discount and debt issuance costs.
  Total liquidity (cash plus $49.6 million of availability on revolving credit facility): $52.0 million

Second Quarter and Fiscal Year 2016 Outlook:

The Company has historically presented the sales of state fish and game licenses, duck stamps, and state government-mandated firearm background checks in net sales and cost of goods sold under the gross method. The Company’s management determined that the proper presentation for these transactions is under the net method, thereby recognizing only the commission received in net sales for acting as the agent under the principal versus agent model. This revision does not have any impact upon gross profit, net income or earnings per share. As a result of the revision, the Company has updated its sales outlook to conform to the net presentation.

For the second quarter of fiscal year 2016, net sales are expected to be in the range of $178.0 million to $183.0 million based on same store sales change in the range of (1.0%) to 1.0% compared to the corresponding period of fiscal year 2015. Net income is expected to be in the range of $6.5 million to $7.2 million, with diluted earnings per share of $0.15 to $0.17 on approximately 42.6 million estimated weighted average common shares outstanding.

For fiscal 2016, net sales are expected to be in the range of $770.0 million to $790.0 million based on opening eleven new stores for the full year and same store sales change in the range of 0.0% to 2.0% compared to fiscal year 2015. The Company reaffirms its previously provided annual guidance of adjusted net income in the range of $27.5 million to $31.1 million, with adjusted diluted earnings per share of $0.65 to $0.73  (see “GAAP and Non-GAAP Measures”), on approximately 42.5 million estimated weighted average common shares outstanding.

Conference Call Information:

A conference call to discuss first quarter 2016 financial results is scheduled for today, May 24, 2016, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net loss, adjusted diluted weighted average shares outstanding, adjusted diluted earnings (loss) per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, our outlook for the second quarter and full fiscal year 2016.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in our Form 10-K for the fiscal year ended January 30, 2016 which we filed with the SEC on March 24, 2016 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets	April 30, 2016	January 30, 2016
Current assets:
Cash and cash equivalents	$2,404	$2,109
Accounts receivable, net	446	469
Merchandise inventories, net	250,965	217,794
Prepaid expenses and other	4,799	9,337
Income taxes receivable	2,055	-
Deferred income taxes	-	3,001
Total current assets	260,669	232,710
Property and equipment, net	70,014	62,432
Deferred income taxes	4,631	2,263
Definite lived intangible assets, net	3,472	3,923
	$338,786	$301,328

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$58,611	$46,698
Accrued expenses	49,873	42,480
Income taxes payable	-	1,779
Revolving line of credit	63,339	25,263
Current portion of long-term debt, net of discount and debt issuance costs	983	8,683
Current portion of deferred rent	3,393	3,018
Total current liabilities	176,199	127,921

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	134,274	146,333
Deferred rent credit, net of current portion	30,664	29,133
Total long-term liabilities	164,938	175,466
Total liabilities	341,137	303,387

Stockholders’ deficit:
Common stock	422	420
Additional paid-in capital	76,580	77,757
Accumulated deficit	(79,353)	(80,236)
Total stockholders’ deficit	(2,351)	(2,059)
	$338,786	$301,328

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended

	April 30, 2016	% of net sales	May 2, 2015	% of net sales

Net sales (1)	$151,615	100.0%	$139,159	100.0%
Cost of goods sold (1)	103,143	68.0%	96,008	69.0%
Gross profit	48,472	32.0%	43,151	31.0%

Operating expenses:
Selling, general and administrative expenses	46,116	30.4%	41,903	30.1%
	46,116	30.4%	41,903	30.1%
Income from operations	2,356	1.6%	1,248	0.9%
Interest expense	(3,588)	(2.4%)	(3,460)	(2.5%)
Loss before income taxes	(1,232)	(0.8%)	(2,212)	(1.6%)
Income tax benefit	1,543	1.0%	852	0.6%
Net income (loss)	$311	0.2%	$(1,360)	(1.0%)

Earnings (loss) per share
Basic	$0.01		$(0.03)
Diluted	$0.01		$(0.03)

Weighted average shares outstanding
Basic	42,032		41,851
Diluted	42,334		41,851

(1) Prior period amounts of net sales and cost of goods sold have been revised to reflect a revision of revenue presentation for sales of state fish and game licenses, duck stamps, and state government-mandated firearm background checks. We historically presented our sales of state fish and game licenses, duck stamps, and state government-mandated firearm background checks in net sales and cost of goods sold under the gross method. The revenue from these transactions have been revised to be presented under the net method in net sales, thereby recognizing only the commission received in net sales for acting as the agent under the principal versus agent model. This revision had no impact on gross profit, net income or earnings per share. See Note 2 to the notes to our consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the three months ended April 30, 2016 for a description of these items and the impact of the revisions on our financial statements for the prior periods.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	April 30, 2016	May 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$311	$(1,360)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	2,681	2,171
Amortization of discount on debt and deferred financing fees	355	180
Amortization of definite lived intangible	451	451
Net increase in deferred rent	1,906	108
Deferred income taxes	633	599
Excess tax benefits from stock-based compensation arrangements	(470)	(283)
Stock-based compensation	625	597
Change in assets and liabilities:
Accounts receivable, net	23	(129)
Merchandise inventories	(33,171)	(30,821)
Prepaid expenses and other	4,498	3,374
Accounts payable	11,913	25,495
Accrued expenses	(2,037)	(1,825)
Income taxes receivable	(3,364)	(1,478)
Net cash used in operating activities	(15,646)	(2,921)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,720)	(8,869)
Net cash used in investing activities	(8,720)	(8,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	38,076	10,357
Increase in book overdraft	7,887	2,841
Excess tax benefits from stock-based compensation arrangements	-	283
Payment of withholdings on restricted stock units	(1,228)	(1,036)
Principal payments on long-term debt	(20,074)	(400)
Net cash provided by financing activities	24,661	12,045
Net change in cash and cash equivalents	295	255
Cash and cash equivalents at beginning of period	2,109	1,751
Cash and cash equivalents at end of period	$2,404	$2,006

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended
	April 30, 2016	May 2, 2015
Income from operations	$2,356	$1,248
Secondary offering expenses (1)	143	-
Adjusted income from operations	$2,499	$1,248

Reconciliation of GAAP net income (loss) and GAAP diluted weighted average shares outstanding to adjusted net loss and diluted weighted average shares outstanding:

Numerator:
Net income (loss)	$311	$(1,360)
Secondary offering expenses (1)	143	-
Prior year tax credits (2)	(602)	-
Adjusted net loss	$(148)	$(1,360)

Denominator:
Diluted weighted average shares outstanding	42,334	41,851

Reconciliation of earnings per share:
Dilutive earnings per share	$0.01	$(0.03)
Impact of adjustments to numerator and denominator	(0.01)	0.00
Adjusted loss per share	$(0.00)	$(0.03)

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$311	$(1,360)
Interest expense	3,588	3,460
Income tax benefit	(1,543)	(852)
Depreciation and amortization	3,132	2,622
Stock-based compensation expense (3)	625	597
Pre-opening expenses (4)	1,189	927
Secondary offering expenses (1)	143	-
Adjusted EBITDA	$7,445	$5,394

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Tax credits recognized in the current year that were not previously taken in prior years.
(3) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and Employee Stock Purchase Plan.
(4) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of second quarter and 2016 full year guidance:

	Estimated Q2 '16		Estimated FY '16
	Low	High	Low	High

Numerator:
Net income	$6,500	$7,200	$28,000	$31,600
Secondary offering expenses (1)	-	-	143	143
Prior year tax credits (2)	-	-	(602)	(602)
Adjusted net income	$6,500	$7,200	$27,541	$31,141

Denominator:
Diluted weighted average shares outstanding	42,600	42,600	42,500	42,500

Reconciliation of earnings per share:
Diluted earnings per share	$0.15	$0.17	$0.66	$0.74
Impact of adjustments to numerator and denominator	-	-	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.15	$0.17	$0.65	$0.73

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Tax credits recognized in the current year that were not previously taken in prior years.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com